Exhibit 99.1

Gulf Resources, Inc. Announces 1-for-5 Reverse Stock Split

Shandong, China, January 27, 2020 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China in, today announced a 1-for-5 reverse stock split of its issued and outstanding shares of common stock, which is expected be effective for trading purposes as of the commencement of trading on Tuesday, January 28, 2020.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Select Market. Trading of the Company’s common stock on The NASDAQ Global Select Market will continue, on a post-split basis, with the opening of the markets on Tuesday, January 28, 2020, under the existing trading symbol “GURE” under the new CUSIP # 40251W 408. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from approximately 47.5 million shares of common stock pre-reverse split to approximately 9.5 million shares of common stock post-reverse split.

The number of authorized shares of common stock and the par value per share will remain unchanged. As a result of the reverse stock split, every 5 shares of the Company’s pre-reverse split common stock will be combined and reclassified into 1 share of common stock. The number of outstanding options will be adjusted accordingly, with outstanding options being reduced from approximately 0.68 million to approximately 0.14 million. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of common stock will receive an increase to their common stock as the common stock will be rounded up to a full share.

“Management and the Board of Directors agree that it is favorable for investors that Gulf Resources’ shares continue to trade on the NASDAQ Global Select Market and this reverse split will fulfill the minimum share price requirement for continued listing,” said Xiaobin Liu, Chief Executive Officer of Gulf Resources, Inc.

Shareholders whose shares are in electronic form at brokerage firms do not require action, as the effect of the reverse stock split will automatically be reflected in their brokerage accounts. The Company’s transfer agent will update its books and records to reflect the reverse stock split. All book-entry and other electronic positions representing issued and outstanding shares of the common stock will be automatically adjusted. No action is required by the Company’s shareholders in connection with the reverse stock split.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu (Haiyan Xu)

beishengrong@vip.163.com